Exhibit 99.1

Somanta Incorporated

Consolidated Financial Statements

Years Ended April 30, 2005 and 2004
          and From Inception of Operations (April 19, 2001) to April 30, 2005

Six Months Ended October 31, 2005 and 2004
          and From Inception of Operations (April 19, 2001) to October 31, 2005 (Unaudited)

Somanta Incorporated
(A Development Stage Company)
Table of Contents

Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements:
Consolidated Balance Sheet as of April 30, 2005	2
Consolidated Balance Sheet as of October 31, 2005 (Unaudited)	3
Consolidated Statements of Operations and Comprehensive Loss for the Years Ended April 30, 2005 and 2004 and for the period from inception (April 19, 2001) to April 30, 2005	4
Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended October 31, 2005 and 2004 and for the period from inception (April 19, 2001) to October 31, 2005 (Unaudited)	5
Consolidated Statement of Stockholders’ Equity from Inception (April 19, 2001) to April 30, 2005 (Audited) and to October 31, 2005 (Unaudited)	6
Consolidated Statements of Cash Flows for the Years Ended April 30, 2005 and 2004 and for the period from inception (April 19, 2001) to April 30, 2005	7
Consolidated Statements of Cash Flows for the Six Months Ended October 31, 2005 and 2004 and for the period from inception (April 19, 2001) to October 31, 2005 (Unaudited)	8
Notes to Consolidated Financial Statements	9-28

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Somanta Incorporated
Irvine, California

We have audited the accompanying consolidated balance sheet of Somanta Incorporated, formerly Bridge Oncology Products, Inc. and Somanta Limited (a development stage company) as of April 30, 2005, and the related consolidated statements of operations and consolidated stockholders’ deficit and consolidated cash flows for the years ended April 30, 2005 and 2004, and for the period from inception of operations (April 19, 2001) to April 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Somanta Incorporated as of April 30, 2005, and the results of its operations and its cash flows for the years ended April 30, 2005 and 2004, and for the period from inception of operations (April 19, 2001)  to April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s operating losses, negative working capital and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
January 31, 2006

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Balance Sheet
April 30, 2005

Assets
Current assets:
Cash	$102,885
VAT Receivable	63,580
Prepaid expenses	8,909

Total current assets	175,374

Office equipment, net of accumulated depreciation of $36	3,505

$178,879

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$66,932
Accrued expenses	53,095
Accrued research and development expenses	122,205
Due to officer	49,893
Loan payable - officer	86,049

Total current liabilities	378,174

Stockholders’ deficit
Preferred stock, $.01 par value, 10,000 shares authorized, none issued and outstanding	—
Common stock, $.01 par value, 15,730,000 shares authorized, 5,816,515 shares issued and outstanding	58,165
Additional paid in capital	1,539,667
Shares to be issued	5,465
Deferred equity-based expense	(562)
Accumulated other comprehensive loss-foreign currency translation adjustment	(25,931)
Deficit accumulated during development stage	(1,776,100)

Total stockholders’ deficit	(199,296)

$178,879

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Balance Sheet
October 31, 2005 (Unaudited)

Assets
Current assets:
Cash	$12,748
VAT Receivable	3,612
Restricted Funds	150,220
Debt issuance costs	80,000
Prepaid expenses	42,129

Total current assets	288,709

Office equipment, net of accumulated depreciation of $413	3,128

Other assets:
Deposits	2,700

$294,537

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$288,421
Accrued expenses	234,119
Accrued research and development expenses	156,490
Due to officer and related party	274,370
Loan payable - officer	81,000
Convertible note payable - related party	1,000,000
Deferred Revenue	9,286

Total current liabilities	2,043,686
Stockholders’ deficit
Preferred stock, $.01 par value, 10,000 shares authorized, none issued and outstanding	—
Common stock, $.01 par value, 15,730,000 shares authorized, 13,697,834 shares issued and outstanding	136,978
Additional paid in capital	1,570,175
Deficit accumulated during development stage	(3,456,302)

Total stockholders’ deficit	(1,749,149)

$294,537

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
Years Ended April 30, 2005 and 2004 and for the Period from Inception of Operations
(April 19, 2001) to April 30, 2005

	Year Ended April 30, 2005	Year Ended April 30, 2004	From Inception of Operations (April 19, 2001) to April 30, 2005

Revenue	$—	$—	$—
Operating Expenses:
General and administrative	(755,255)	(312,055)	(1,225,074)
Research and development	(374,035)	(127,397)	(551,026)

Loss before income taxes	(1,129,290)	(439,453)	(1,776,100)
Income taxes	—	—	—

Net loss	(1,129,290)	(439,453)	(1,776,100)
Other comprehensive loss-foreign currency translation adjustment	(5,719)	(51,651)	(25,931)

Total comprehensive loss	$(1,135,009)	$(491,104)	$(1,802,031)

Net loss per share-basic and diluted	$(0.20)	$(0.09)	$(0.41)

Weighted average number of shares outstanding - basic and diluted	5,576,845	5,118,986	4,295,097

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
Six Months Ended October 31, 2005 and 2004 and for the Period from Inception of Operations
(April 19, 2001) to October 31, 2005 (Unadited)

	Six Months Ended October 31, 2005	Six Months Ended October 31, 2004	From Inception of Operations (April 19, 2001) to October 31, 2005

Revenue	$714	$—	$714
Operating expenses:
General and administrative	(1,412,736)	(282,884)	(2,637,811)
Research and development	(229,464)	(121,870)	(780,489)

Loss from operations	(1,641,486)	(404,754)	(3,417,586)
Other income (expense):
Interest expense	(14,667)	—	(14,667)
Gain on settlement of debts	5,049	—	5,049
Foreign exchange loss	(29,098)	—	(29,098)

Loss before income taxes	(1,680,202)	(404,754)	(3,456,302)
Income taxes	—	—	—

Net loss	(1,680,202)	(404,754)	(3,456,302)
Other comprehensive loss-foreign currency translation adjustment	—	(11,999)	—

Total comprehensive loss	$(1,680,202)	$(416,753)	$(3,456,302)

Net loss per share-basic and diluted	$(0.12)	$(0.07)	$(0.28)

Weighted average number of shares outstanding - basic and diluted	13,697,499	5,447,320	12,332,066

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity (Deficit)
For the Period from Inception of Operations (April 19, 2001) to April 30, 2005 (Audited) and to October 31, 2005 (Unaudited)

	Common Stock		Additional Paid-in Capital	Shares to be Issued	Subscription Receivable	Deferred Equity- Based Expense	Accumulated Other Comprehensive Loss- Foreign Currency Translation Adjustment	Deficit Accumulated During Development Stage	Total Stockholders’ Equity/(Deficit)

	Shares	Amount

Balance at April 19, 2001 (Inception)
Shares issued for cash at $.0326	4,299,860	$42,999	$96,981	—	$(97,245)	$—	$—	$—	$42,735
Shares issued for services at $.0139	514,674	5,147	7,169			(11,177)			1,139
Amortization of deferred expense						521			521
Comprehensive loss - foreign currency translation adjustment							29,905		29,905
Net loss for the period from inception to April 30, 2002								(95,901)	(95,901)

Balance at April 30, 2002	4,814,533	48,145	104,150	—	(97,245)	(10,656)	29,905	(95,901)	(21,602)
Shares issued for cash at $1.0677	14,601	146	15,444						15,590
Shares issued for services at $.0214	219,010	2,190	2,501			(3,127)			1,564
Amortization of deferred expense						3,808			3,808
Receipt of cash for subscription receivable					91,517				91,517
Comprehensive loss - foreign currency translation adjustment							1,534		1,534
Net loss for the year ended April 30, 2003								(111,456)	(111,456)

Balance at April 30, 2003	5,048,144	50,481	122,095	—	(5,728)	(9,975)	31,439	(207,357)	(19,045)
Shares issued for cash at $1.2479	350,164	3,502	433,485		(81,464)				355,523
Shares issued for services at $1.2587	22,233	222	27,762			(25,216)			2,769
Amortization of deferred expense						7,691			7,691
Exchange for loan payment and compensation			181,371		2,909				184,280
Comprehensive loss - foreign currency translation adjustment							(51,651)		(51,651)
Net loss for the year ended April 30, 2004								(439,453)	(439,453)

Balance at April 30, 2004	5,420,541	54,205	764,713	—	(84,283)	(27,500)	(20,212)	(646,810)	40,113
Shares issued for cash at $1.3218	374,074	3,741	490,703						494,443
Shares issued for services at $1.2308	21,901	219	26,736						26,955
3,650 shares to be issued for service at $1.4973				5,465					5,465
Amortization of deferred expense						26,939			26,939
Receipt of cash for subscription receivable					84,283				84,283
Options issued for services			257,515						257,515
Comprehensive loss - foreign currency translation adjustment							(5,719)		(5,719)
Net loss for the year ended April 30, 2005								(1,129,290)	(1,129,290)

Balance at April 30, 2005	5,816,515	58,165	1,539,667	5,465	—	(562)	(25,931)	(1,776,100)	(199,295)
Write off foreign currency translation adjustment (Unaudited)							25,931		25,931
Shares issued for cash at $1.5656 (Unaudited)	12,669	127	19,707						19,834
Shares issued for prior service (Unaudited)	3,650	37	5,429	(5,465)					—
Amortization of deferred expense (Unaudited)						562			562
Options issued for services (Unaudited)			168,493						168,493
Reverse acquisition between Bridge Oncology & Somanta Limited	7,865,000	78,650	(163,120)				—		(84,470)
Net loss for the period ended October 31, 2005 (Unaudited)								(1,680,202)	(1,680,202)

Balance at October 31, 2005 (Unaudited)	13,697,834	$136,978	$1,570,175	—	$—	$—	$—	$(3,456,302)	$(1,749,149)

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Statements of Cash Flows
Years Ended April 30, 2005 and 2004 and for the Period from Inception of Operations
(April 19, 2001) to April 30, 2005

	Year Ended April 30, 2005	Year Ended April 30, 2004	From Inception of Operations (April 19, 2001) to April 30, 2005

Cash flows provided by (used for) operating activities:
Net loss	$(1,129,290)	$(439,453)	$(1,776,100)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	36	—	36
Amortization of stock based expense	26,939	7,691	38,958
Shares issued for services and compensation	26,955	184,140	213,797
Shares to be issued for services	5,465	—	5,465
Options expense	257,515	—	257,515
Changes in assets and liabilities:
(Increase) decrease in assets -
VAT receivable	(41,924)	(18,212)	(60,136)
Prepaid expenses	(8,638)	—	(8,638)
Increase (decrease) in liabilities:
Accounts payable	64,887	—	61,415
Accrued liabilities	117,996	44,532	163,570
Due to officer	48,369	—	48,369

Net cash used for operating activities	(631,690)	(221,302)	(1,055,748)

Cash flows used for investing activities - purchase of equipment	(3,433)	—	(3,433)

Cash flows provided by financing activities:
Loan payable - related party	—	—	79,402
Repayment of loan -related party	—	(7,367)	(7,367)
Proceeds from issuance of stock	494,443	355,523	908,291
Cash received for subscription receivable	84,283	—	175,801

Net cash provided by financing activities	578,726	348,156	1,156,127

Effect of exchange rate changes on cash	8,463	(11,920)	5,938

Increase (decrease) in cash	(47,934)	114,933	102,885
Cash, beginning of year	150,818	35,885	—

Cash, end of year	$102,885	$150,818	$102,885

Supplemental disclosure of cash flow information:
Interest paid	$—	$—	$—

Income tax paid	$—	$—	$—

Supplemental disclosure of non-cash operating and financing activities:
Loan reduction with shares	$—	$2,909	$2,909

Issuance of shares for services and compensation	$26,955	$184,140	$213,797

Shares to be issued for services	$5,465	$—	$5,465

Options issued for services	$257,515	$—	$257,515

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and Somanta Limited)
(A Development Stage Company)
Consolidated Statements of Cash Flows
Six Months Ended October 31, 2005 and 2004 and for the Period from Inception of Operations
(April 19, 2001) to October 31, 2005 (Unaudited)

	Six Months Ended October 31, 2005	Six Months Ended October 31, 2004	From Inception of Operations (April 19, 2001) to October 31, 2005

Cash flows provided by (used for) operating activities:
Net loss	$(1,680,202)	$(404,754)	$(3,456,302)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	377	—	413
Amortization of stock based expense	562	13,397	39,520
Gain on settlement of debts	(5,049)	—	(5,049)
Write-off foreign currency translation adjustment	25,931	—	31,870
Shares issued for services and compensation	—	26,955	219,262
Shares to be issued for services	—	5,465	—
Options expense	168,493	41,173	426,008
Changes in assets and liabilities:
(Increase) decrease in assets -
VAT receivable	59,968	(26,595)	(168)
Prepaid expenses	(35,921)	(11,809)	(44,559)
Increase (decrease) in liabilities:
Accounts payable	221,489	56,956	282,904
Accrued liabilities	185,209	(33,811)	348,779
Deferred Revenue	9,286	—	9,286
Due to officer and related party	90,107	—	138,476

Net cash used for operating activities	(959,751)	(333,023)	(2,009,560)

Cash flows used for investing activities:
Restricted Funds	(150,220)	—	(150,220)
Purchase of equipment	—	—	(3,433)

Net cash used for investing activities	(150,220)	—	(153,653)
Cash flows provided by financing activities:
Loan payable - related party	—	—	79,402
Repayment of loan -related party	—	—	(7,367)
Convertible note - related party	1,000,000	—	1,000,000
Proceeds from issuance of stock	19,834	135,273	928,125
Cash received for subscription receivable	—	81,465	175,801

Net cash provided by financing activities	1,019,834	216,737	2,175,960

Effect of exchange rate changes on cash	—	15,574	—

Increase (decrease) in cash	(90,137)	(100,712)	12,748
Cash, beginning of period	102,885	150,818	—

Cash, end of period	$12,748	$50,106	$12,748

		.
Supplemental disclosure of cash flow information:
Interest paid	$—	$—	$—

Income tax paid	$—	$—	$—

Supplemental disclosure of non-cash operating and financing activities:
Loan reduction with shares	$—	$—	$2,909

Issuance of shares for services and compensation	$—	$—	$219,262

Shares to be issued for services	$—	$5,465	$—

Options issued for services	$168,493	$41,173	$426,008

The accompanying notes are an integral part of these financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(1)	Organization and Basis of Presentation:

Description of the Business

Somanta Incorporated (“Somanta” or the “Company”) is a development stage biopharmaceutical company engaged in the development of drugs for the treatment of cancer. The Company has in-licensed five drug development candidates from academic and research institutions in the United States and Europe designed for use in anti-cancer therapy in order to advance them along the regulatory and clinical pathways toward commercial approval. The Company intends to obtain approval from the United States Food and Drug Administration (“FDA”) and from the European Medicines Evaluation Agency (“EMEA”) for the products.

The Company was incorporated as Somantis Limited under the laws of England and Wales on April 19, 2001, changed its name to Somanta Limited on March 14, 2005, and performed business as a United Kingdom entity through the fiscal year ending April 30, 2005. On August 22, 2005, the Company became a wholly owned subsidiary of Bridge Oncology Products, Inc. (“BOPI”), a privately held Delaware corporation, pursuant to a share exchange with BOPI (see Note 11).  On August 24, 2005, the name of BOPI was changed to Somanta Incorporated.

Somanta is a development stage enterprise since the Company has not generated revenue from the sale of its products, and its efforts have been principally devoted to identification, licensing and clinical development of its products as well as raising capital through April 30, 2005. Accordingly, the financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Interim Financial Statements (Unaudited)

The Company has included the audited financial statements for the period from inception through April 30, 2005, which are those of Somanta Limited (see Note11).  The Company has also included unaudited interim consolidated financial statements for the six month period ended October 31, 2005, which are those of the consolidated entity Somanta Incorporated. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(1)	Organization and Basis of Presentation (Continued):

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended October 31, 2005 are not necessarily indicative of the results that may be expected for the full year ending April 30, 2006.

Going Concern

The Company reported a net loss of $1,129,290 for the year ended April 30, 2005 and $1,680,202 for the six month period ended October 31, 2005. The net loss from date of inception, April 19, 2001, through April 30, 2005 and October 31, 2005, totaled $1,776,100 and $3,456,302 respectively. The Company’s operating activities have used cash since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Continued operations will depend on whether the Company is able to raise additional funds through various potential sources, such as equity and debt financing. Such additional funds may not become available on acceptable terms, and there can be no assurance that any additional funding that the Company obtains will be sufficient to meet needs in the long term. Through April 30, 2005, a significant portion of the Company’s financing has been through private sales of common stock.  The Company will continue to fund operations from cash on hand and through the  sources of capital previously described. The Company can give no assurance that any additional capital that it is able to obtain will be sufficient to meet future needs.

The Company does not expect to have sufficient cash to fund operations after the first fiscal quarter of the fiscal year beginning May 1, 2006, given the current and desired pace of clinical development of its product candidates.  If cash reserves are not sufficient to sustain operations during that period, management plans to raise additional capital by selling shares of capital stock or other securities. There can be no assurance that such capital will be available on favorable terms or at all. The Company will need additional financing thereafter until it can achieve profitability, if ever.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(2)	Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents. At April 30, 2005, there were no cash equivalents.

Office Equipment

Office equipment is recorded at cost, net of accumulated depreciation. Depreciation on equipment is calculated using the straight-line method over the estimated useful lives of the assets, five years.

Intangible Assets – Patents and Licenses

All patent and license costs are charged to expense when incurred.

Revenue Recognition

The Company’s revenue will be generated from licensing its proprietary technology. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determined, and collection is reasonably assured.

Research and Development

All research and development costs consist of expenditures for royalty payments, licensing fees, and contracted research by third parties.

Stock Based Compensation

As of April 30, 2005, the Company had no company-wide stock based compensation plan.  Options issued to employees and contractors were subject to agreements with each individual optionee, in accordance with acceptable practice in England and Wales.

The Company adopted the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation”, prospectively for all employee options granted, modified, or settled after May 1, 2003. Options under the Company’s plans vest over periods ranging from immediate to 27 months.  No options were granted in the year ended April 30, 2004. The amount recorded as expense in the year ended April 30, 2005, was $257,515.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(2)	Significant Accounting Policies (Continued):

Translation of Foreign Currency in Financial Statements

Assets and liabilities of foreign operations where the functional currency is other than the U.S. dollar are translated at fiscal year-end rates of exchange, and the related revenue and expense amounts are translated at the average rates of exchange during the fiscal year.  Translation adjustments arising from differences in exchange rates from these transactions are reported as accumulated other comprehensive loss – foreign currency translation adjustment in the statement of stockholders’ deficit.

Through April 30, 2005, the functional currency of the Company was the United Kingdom  Pound, and its reporting currency was the United States Dollar.  The currency exchange rates as of April 30, 2005 and 2004 were 1.9122 and 1.7744 US dollars to 1 United Kingdom Pound, respectively. The Company has retroactively converted its functional and reporting currency to US dollars, effective May 1, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred taxes are provided for on a liability method for temporary differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

Income taxes are calculated in accordance with the tax laws of England and Wales.  Since the Company had net losses for the years ended April 30, 2005 and April 30, 2004, no provision for taxes is recorded in the financial statements.

Segment Reporting

The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” Since the Company operates in one business segment dedicated to development of therapeutic candidates for the treatment of cancers, segment disclosure has not been presented. All the assets are located in the United Kingdom and all the transactions took place in the United Kingdom during the fiscal years ended April 30, 2005 and 2004.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(2)	Significant Accounting Policies (Continued):

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, Disclosures about fair value of financial instruments, requires that the company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Loss per Share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share (“SFAS 128”). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since the Company has a net loss, the computation of diluted loss per share yields a result that is anti-dilutive.  Therefore, these financial statements used only the weighted average number of shares to compute basic loss per share.  Accordingly, the weighted average loss per share computation for the year ended April 30, 2005, excluded a total of 2,204,701 options that were issued in that year.  The weighted average loss per share computation for the year ended April 30, 2004, does not exclude options, as no options were issued for that period.

Recent Accounting Pronouncements

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on the financial statements.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(2)	Significant Accounting Policies (Continued):

Recent Accounting Pronouncements

In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. Management believes that changes resulting from adoption of the FASB will not have a material effect on the financial statements taken as a whole.

In June 2005, the EITF reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after June 29, 2005. Earlier application is permitted in periods for which financial statements have not been issued. The adoption of this Issue did not have an impact on the Company’s financial statements.

(3)	VAT Receivable:

VAT receivable reflects overpaid value-added taxes that are refundable to the Company. The balance of $63,580 at April 30, 2005 has subsequently been received.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(4)	Accrued Expenses:

Accrued expenses consist of the following at April 30, 2005:

Payroll	$13,091
Rent	7,330
Accounting & Legal	24,438
Other accrual	8,236

$53,095

(5)	Related Party Transactions:

Due to Officer

The Company has accrued compensation to its Executive Chairman amounting to $49,893 as of April 30, 2005.

Loan Payable, Officer

The Company has a loan payable to its president and Chief Executive Officer in the amount of $86,049 as of April 30, 2005, which is interest free and payable on the completion of a significant financing.  This loan amount was adjusted to $81,000 (unaudited) based on the share exchange agreement with Bridge Oncology Products, Inc. on August 22, 2005 (see Note 11).

(6)	Leases:

The Company leases its London office space of approximately 500 square feet under an operating lease expiring on May 16, 2006.  Lease expense for the year ended April 30, 2005 was $10,709.  There was no lease expense for the year ended April 30, 2004.

Future commitments under operating leases are as follows:

Year Ended April 30,

2006	$24,097
2007	2,008

Total minimum lease payment	$26,105

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(7)	Income Taxes:

The Company incurred net losses for the fiscal years ending April 30, 2005, and April 30, 2004. The Company has no deferred tax assets or liabilities other than a deferred tax asset resulting from net operating loss carry forwards, which approximated $ 1,776,000 and $ 647,000 as of April 30, 2005 and 2004, respectively. These loss carry forwards have been offset in full by a valuation allowance as of April 30, 2005 and 2004, respectively. These loss carry forwards may be subject to certain limitations after the share exchange agreement with BOPI (see Note 11).

A reconciliation of income taxes between the statutory and effective tax rates on loss before income taxes is as follows:

	Year Ended April 30, 2005	Year Ended April 30, 2004

Income tax (benefit) expense at statutory rate	$(450,000)	$(175,000)
Valuation allowance	462,000	179,000
Utilization of loss carry forward	—	—
Non-deductible expenses	(12,000)	(4,000)

	$—	$—

(8)	Stockholders’ Transactions:

All share transactions including per share amounts for shares issued for cash and services have been adjusted retroactively from inception to reflect the 13.698 to 1 reverse stock split that occurred during the share exchange between Somanta Limited and Bridge Oncology Products, Inc. (BOPI) on August 22, 2005 (see Note 11).

Common Stock

From inception through April 30, 2003, the Company financed its operations through the sale of 4,314,461 shares of common stock to individual investors at prices in United Kingdom Pounds translated into US Dollars ranging from approximately $0.03, to $1.10, for a total of $155,570. Of this total, $5,728 remained unpaid at the end April 30, 2003 and was recorded as subscription receivable. In addition, 733,684 shares were issued at $0.03 for the services of consultants, for a total of $17,007.  Of this total, $9,975 was recorded to deferred equity-based expense, because some services were performed in the subsequent years.

For the year ending April 30, 2004, the Company completed additional sales of 350,164 shares of common stock at approximately $1.23 for a total of $436,987. At the end of April 30, 2004, the amount remaining unpaid for all prior equity sales was $84,283 and was recorded as subscription receivable.  The Company issued 22,233 shares of common stock at approximately $1.23 for the services of a consultant, for a total of $27,985.  Of this total, $25,216 was recorded as deferred equity-based expense. During the year ended April 30, 2004, 146,007 issued shares were purchased by the President and Chief Executive Officer of the Company from an individual who had not paid for the shares.  The Company recorded the difference between the purchase price and the fair value of the shares as compensation expense amounting to $181,371.

For the year ending April 30, 2005, the Company sold 374,074 shares to individual investors at approximately $1.33, for a total of $494,443.  In this period, 21,901 shares of common stock were issued at approximately $1.23 per share for the services of a consultant, for a total of $26,955.

During the unaudited six month period ended October 31, 2005, the Company sold 12,669 shares to an individual investor at approximately $1.57, for a total of $19,834. In this period, 3,650 shares of common stock were issued at approximately $1.50 in satisfaction of the shares to be issued at April 30, 2005 for a balance of $5,465.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(8)	Stockholders’ Transactions:

Stock Options

For the year ended April 30, 2005, options to purchase 2,204,701 shares were granted with an exercise price of $1.23, equal to the fair market value of the stock in that period. In accordance with FASB Statement No. 123, the Company has expensed the fair value of the vested options that year.  The fair value was estimated using the Black-Scholes valuation method, assuming a dividend yield of zero, a volatility factor of zero, risk-free interest rates prevailing at the option grant dates which ranged from 4.1% to 4.7%, and expected option lives ranging from 3.5 to 5.7 years.

The following table summarizes activity for stock options issued to employees and consultants for the years ended April 30, 2005 and 2004:

	Number of Options	Weighted Average Exercise Price

Balance – April 30, 2003	—
Granted	—
Exercised	—
Forfeited	—
Expired	—
Balance – April 30, 2004	—
Granted	2,204,701	$1.23
Exercised	—
Forfeited	—
Expired	—
Balance – April 30, 2005	2,204,701	$1.23

The following table summarizes activity for stock options issued to employees and consultants and options forfeited due to termination of  option holders before vesting  for the unaudited six month period ended October 31, 2005:

	Number Of Options	Weighted Average Exercise Price

Balance – April 30, 2005	2,204,701
Granted	406,670
Exercised	—
Forfeited	(146,007)
Expired	—

Balance – October 31, 2005 (unaudited)	2,465,364	$1.23

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(8)	Stockholders’ Transactions:

Stock Options

The following table summarizes information about Company stock options outstanding as of April 30, 2005 and April 30, 2004:

	Options Outstanding		Options Exercisable

	Range of Exercise Prices	Number Outstanding	Weighted Average Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

April 30, 2005	$1.23-$1.37	2,204,701	7.4 years	$ 1.23	1,095,050	$ 1.23

The following table summarizes information about Company stock options outstanding as of October 31, 2005 (unaudited):

	Options Outstanding		Options Exercisable

	Range of Exercise Prices	Number Outstanding	Weighted Average Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

October 31, 2005	$1.23-$1.37	2,465,364	5.8 years	$ 1.23	1,642,576	$ 1.23

Stock Warrants

During the years ended April 30, 2005 and April 30, 2004, the Company did not issue any warrants.  The following table summarizes activity for warrants issued during the six month period ended October 31, 2005 (unaudited).

	Number of Shares	Weighted Average Exercise Price

Balance – April 30, 2005	—
Granted	9,987	$2.25
Exercised	—
Forfeited	—
Expired	—

Balance –October 31, 2005 (unaudited)	9,987	$2.25

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(8)	Stockholders’ Transactions:

Stock Warrants

During the period ended October 31, 2005 (unaudited), the Company issued warrants to a non-employee to purchase up to 9,987 common shares over a five year period at a price of $2.25.  The following table summarizes information about warrants outstanding as of October 31, 2005 (unaudited).

	Warrants Outstanding		Warrants Exercisable

	Range of Exercise Prices	Number Outstanding	Weighted Average Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

October 31, 2005 (unaudited)	$ 2.25	9,987	4.6 years	$ 2.25	9,987	$ 2.25

(9)	Commitments:

The Company entered into a service agreement with its Executive Chairman  on January 10, 2005. The Company agreed to pay a monthly cash retainer of $10,000 for any director’s or other fees receivable by the executive chairman. The agreement was terminated with the closing of the share exchange with Bridge Oncology and was replaced by an Executive Employment agreement in January 2006 (see Note 10).

The Company has accrued compensation to the Executive Chairman amounting to $49,893 as of April 30, 2005 (see Note 5).

(10)	Significant Contracts and Licenses:

In-Licensing Agreements

Cypomics, Ltd.

On November 1, 2001, the Company and Cypomics entered into a shareholder and intellectual property rights agreement for the Company to fund a research and development program conducted by Cypomics. On July 20, 2005, this agreement was terminated.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(10)	Significant Contracts and Licenses (Continued):

In-Licensing Agreements (Continued)

De Montfort University

On November 1, 2001, the Company entered into a patent know-how assignment and license agreement with De Montfort University of Leicester, England.  The agreement assigned to the Company an option to acquire a patent on chloroethylaminoanthraquinone, a cytotoxic small molecule, and also to acquire a worldwide exclusive license to use related Know-how, with right to sublicense, to develop, manufacture, have manufactured, use, and sell products.  The option was to become effective upon notice by the Company on or before September 1, 2002 after the Company received certain financing.  When effective, the Company agreed to pay signing fees and milestone payments, to issue shares to the University, and to reimburse the University for prosecution costs of the associated patent.

This agreement was superseded on September 24, 2002 with a similar agreement, to extend the expiration date to March 31, 2003. On March 20, 2003, another, similar agreement superseded earlier agreements and extended the expiration date to December 1, 2004.  The signing fees were paid and expensed on March 4, 2004.

Immunodex, Inc.

On January 25, 2002, the Company entered into a patent know-how and license option agreement with Immunorex, Inc. (later renamed Immunodex, Inc.) giving it a worldwide, exclusive sublicense, with the right to further sublicense, to all human radioimmunotherapy applications of certain patents on BrE3 and Mc3 monoclonal antibodies for use in breast cancer and other types of cancer.  Specifically, for the BrE3 patents, the agreement granted the Company exclusive sublicenses for all human radioimmunotherapy applications for breast cancer and other types of cancer and for use of the Know-how related to BrE3.  The agreement also provided that Immunorex would obtain for the Company a non-exclusive sublicense of the right to use a chelating agent known as MXDTPA from the Cancer Research Institute of Contra Costa (CRICC) and a non-exclusive sublicense of CRICC’s rights to use humanization patents from the National Institutes of Health.  For the Mc3 patent, the agreement granted the Company an option to obtain a sublicense to Mc3 for all human radioimmunotherapy applications for breast cancer and other types of cancer.  The rights were granted in exchange for future option fees, shares, milestone payments, and royalties on future product sales. This agreement was replaced with a similar agreement on March 1, 2002, when Immunorex changed its name to Immunodex.  The March 1, 2002 agreement was replaced on September 17, 2002 with an agreement that was substantially similar except for changes to clarify the option period. The September 17, 2002 agreement was subsequently amended multiple times, primarily to change dates and compensation and to limit the option period based on performance of a related clinical collaboration with CRICC (see Collaborations).

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(10)	Significant Contracts and Licenses (Continued):

Cancer Research Institute of Contra Costa (CRICC)

On October 11, 2002, the Company entered into a non-exclusive sublicense option agreement with CRICC.  The agreement granted the Company an option to rights in the US and its territories to use the patent for MXDPTA, a chelating agent, for all human cancer therapy applications, to develop, manufacture, have manufactured, use, and sell products.  The sublicense was subject to the provisions of a non-exclusive sublicense agreement between the National Institutes of Health and Coulter Corporation dated March 1, 1989, and to the provisions of a sublicense between Coulter Corporation and CRICC dated January 18, 1994.  The grant was made in exchange for royalties on future product sales.

Also on October 11, 2002, the Company and CRICC entered into non-exclusive humanization sublicense option agreement.  The agreement granted the Company an option to certain US Public Health method patents relating to the humanization of monoclonal antibodies for all human cancer therapy applications, to develop, manufacture, have manufactured, use, and sell products.  The sublicense was subject to the provisions of a non-exclusive sublicense agreement between the US Public Health Service and CRICC dated September 25, 2000 and amended September 13, 2002.  In exchange for the grant, the Company agreed to pay CRICC fees upon signing the option, as well as milestone payments, minimum annual royalties, and royalties on future product sales. The option was not exercised and expired on March 31, 2003.

The School of Pharmacy, University of London (SOP)

On March 16, 2004, the Company entered into a patent and know-how assignment and license option agreement with SOP.  The agreement granted to the Company an option to acquire a patent on di-N-oxides of chloroethylaminoanthraquinone as a bioreductive prodrug and also to acquire a worldwide exclusive license to use related Know-how, with right to sublicense, to develop, manufacture, have manufactured, use, and sell products.  The option was to become effective upon notice by the Company on or before October 31, 2004 after the Company was funded to conduct its business and entered into a research collaboration agreement with SOP (see Collaborations).  When effective, the Company agreed to pay signing fees, milestone payments, to issue to SOP shares in the Company, and to reimburse SOP for prosecution costs of the associated patent. (See Note 11  for assignment of the rights to the patent)

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(10)	Significant Contracts and Licenses (Continued):

Collaborations

Cancer Research Institute of Contra Costa (CRICC)

On October 14, 2003, the Company and CRICC entered into an agreement for the conduct of academic Phase I-II clinical trials using the humanized monoclonal antibody BrE-3, labeled with Yttrium-90, both with and without associated chemotherapy.  The Company agreed to provide funding, and CRICC agreed to sponsor the trial, to be sub-contracted to hospitals in the United Kingdom and the US. The agreement, as well as certain provisions of the Immunodex patent know-how and license option agreement dated September 17, 2002, would expire on April 30, 2004. The agreement was modified on October 29, 2004, to increase the funding from the Company and to extend the expiration date to February 28, 2005.  No patients were treated under this agreement. (See Note 10 for new agreement entered into after expiration.)

The School of Pharmacy, University of London (SOP)

On March 10, 2004, the Company and SOP entered into an agreement for the Company to fund a research and development project staffed by SOP scientists to develop  di-N-oxides of chloroethylaminoanthraquinone, a bioreductive prodrug, and to evaluate them as candidates for clinical trials.  The initiation of this project was a condition of the perfection of a license option granted to the Company by SOP (see In Licensing Agreements) on March 16, 2004.  On September 15, 2005, the Company and SOP mutually terminated the agreement.

(11)	Subsequent Events (Unaudited):

2005 Equity Incentive Plan

The Board of Directors adopted and the stockholders approved the 2005 Equity Incentive Plan in June 2005.  The plan was adopted to recognize the contributions made by the Company’s employees, officers, consultants, and directors, to provide those individuals with additional incentive to devote themselves to its future success, and to improve the Company’s ability to attract, retain and motivate individuals upon whom the Company’s growth and financial success depends.  Under the plan, stock options may be granted as approved by the Board of Directors or the Compensation Committee.  There are 8,000,000 shares reserved for grants of options under the plan, of which 2,204,701 have been issued as substitutions (with exact same terms) for the 2,204,701 previously issued options outstanding as of April 30, 2005. Stock options vest pursuant to individual stock option agreements.  No options granted under the plan are exercisable after the expiration of ten years (or less in the discretion of the Board of Directors or the Compensation Committee) from the date of the grant.  The plan will continue in effect until terminated or amended by the Board of Directors or until expiration of the plan on August 31, 2015.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(11)	Subsequent Events (Unaudited) (Continued):

Significant Contracts and Licenses-In-Licensing

Immunodex, Inc.

On August 16, 2005, the Company entered into a patent know-how and exclusive sublicense agreement with Immunodex, Inc., giving it certain rights and terminating the patent know-how and license option agreement dated September 17, 2002, as replaced and amended.  The August agreement gave the Company a worldwide, exclusive sublicense, with the right to further sublicense, to use certain patents on BrE3 and Mc3 monoclonal antibodies and related know-how to develop, manufacture, have manufactured, use, sell, offer for sale, and import products for the treatment of human cancer.  The agreement also provided that Immunodex would obtain for Somanta a nonexclusive sublicense of the right to use a chelating agent known as MXDTPA from the Cancer Research Institute of Contra Costa (CRICC) and a nonexclusive sublicense of CRICC’s rights to use humanization patents from the National Institutes of Health. To secure Somanta’s obligations under this Agreement, Somanta granted to Immunodex a security interest in each of the BrE-3 and Mc-3 cell lines transferred to Somanta.

The School of Pharmacy, London University (SOP)

On September 21, 2005, SOP agreed to assign to the Company the rights to the relevant patent.  The Company agreed to (a) assign the patent back to SOP if the Company was unable to complete a substantial funding by December 31, 2005, (b) allow the lead inventor to retain non-commercial research rights, (c) use best efforts to initiate a research and development agreement with the lead inventor to advance the development of the associated drug candidates, and (d) pay royalties on future sales of products covered by the patent. The know-how license became effective on the date the option was exercised. In February 2006, the Company requested that SOP waive the condition in (a) above and has not yet reached agreement with SOP.

De Montfort University

On October 20, 2005, the University and the Company acknowledged that the assignment of the patent had taken place. Pursuant to the agreement, the know-how license became effective on the effective date of the assignment.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(11)	Subsequent Events (Unaudited) (Continued):

Virium Pharmaceuticals, Inc.

In February 2005, Bridge Oncology Products, Inc. (BOPI) entered into a Phenylbutyrate Co-development and Sublicense Agreement with Virium Pharmaceuticals, Inc. (“Virium”) covering the worldwide rights, excluding the United States and Canada, for the treatment of cancer, autoimmune diseases and other clinical indications. BOPI paid an upfront license fee.  As a result of the exchange agreement with BOPI, the Company has succeeded to the rights and  obligations under this Agreement. The Company is responsible for the conduct of clinical trials and patent prosecution outside the United States and Canada and payment of royalties to Virium on net product sales. Virium has entered into a sublicense agreement with VectraMed, Inc.. for the rights to develop the product worldwide. In turn, VectraMed has obtained its rights to the product under an Exclusive Patent License Agreement dated May 25, 1995 with the U.S. Public Health Service (“PHS”) representing the National Institutes of Health. Virium is in the process of obtaining PHS approval for this agreement. The key use patents relating to Phenylbutyrate expire at various times between 2011 and 2016.

Significant Contracts and Licenses--Collaborations

Cancer Research Institute of Contra Costa (CRICC) / Restricted Funds

On August 16, 2005, the Company and CRICC entered into an agreement for the conduct of academic Phase I-II clinical trials using the human monoclonal antibody BrE-3, labeled with Yttrium-90, with chemotherapy. The Company agreed to provide funding, and CRICC agreed to sponsor the trial, to be sub-contracted to appropriate institutions.  Under certain conditions of termination, the Company is obligated to make payments to Immunodex, in accordance with provisions of the patent know-how and exclusive sublicense agreement between Somanta and Immunodex, also dated August 16, 2005. The Company made a deposit of $150,000 into an escrow account based on this agreement. This amount was presented as restricted funds in the consolidated balance sheet for the period ended October 31, 2005. In December 2005, the $150,000 was released from escrow to Immunodex based on the successfule completion of the huBrE, E - 3mAb testing.

Out-Licensing Agreement

Advanced Cardiovascular Devices, LLC (ACD)

On August 31, 2004, the Company entered into a research collaboration and license agreement with ACD.  Under the agreement Somanta granted to ACD an exclusive license to use Somanta’s intellectual property, including the licensed patent and know-how related to chloroethlylaminoanthraquinone (see De Montfort University) in the field of vascular disorders using stents and devices in that field.  ACD agreed to pay Somanta a licensing fee at such time as ACD had received funding, plus milestones, and royalties on future product sales.  In August, 2005, ACD paid the Company a non-refundable licensing fee of $10,000.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(11)	Subsequent Events (unaudited) (Continued):

Convertible Note Payable

On August 23, 2005, Bridge Oncology Products, Inc.(BOPI) issued a $1,000,000 secured convertible note to SCO Capital Partners LLC (SCO).  The note is secured by BOPI’s assets, carries an annual interest rate of 7.5%, and is due at the earlier of (i) BOPI’s completion of an equity financing of at least $10,000,000 or (ii) August 23, 2006.  SCO has the option to be repaid in cash or to purchase shares of the financing at the lowest price paid by institutional investors.  The proceeds of this note were utilized to obtain the Immunodex license on huBrE-3 mAb and huMc-3 mAb and the license on Prodrax from the School of Pharmacy, University of London, and for general corporate purposes.

On November 7, 2005, SCO agreed to expand this facility up to $1,250,000. Under the terms of the revised arrangement with Somanta Incorporated (“SI”, formerly BOPI), the security and interest rate remained unchanged.  The terms were amended and restated to require repayment at the earlier of (i) SI’s completion of an equity financing of at least $5,000,000 or (ii) February 28, 2006.  In addition, for each $50,000 borrowed on the additional $250,000 line of credit, the Company agreed to issue a six-year warrant to purchase 173,307 shares of common stock at $0.01 per share in the amount of 1% of the SI’s fully diluted common shares outstanding.  SI has drawn an additional $250,000 under this arrangement, for a total amount outstanding of $1,250,000 and has issued warrants to purchase a total of 866,534 shares of common stock. On January 31, 2006, this note with the accrued interest was converted into the Series A Preferred Stock described in “Private Placement” below.

Share Exchange Agreement and Plan of Merger Agreement

On August 22, 2005, the Company, organized under the laws of England and Wales, became a wholly owned subsidiary of Bridge Oncology Products, Inc. (“BOPI”), a privately held Delaware corporation pursuant to a share exchange with BOPI.  BOPI was formed in February 2005, and its only operation was to in-license a drug development candidate for development outside the United States and Canada.

Under the terms of a Share Exchange Agreement by and among BOPI, the Company, and the shareholders and option holders of the Company, BOPI (i) issued  5,832,834 shares of BOPI to the twenty-five shareholders of 79,898,686 ordinary shares of the Company and (ii) issued substitute options for 2,032,166 shares of BOPI to the eleven holders of the Company options covering 27,836,800 ordinary shares of the Company. The exchange ratio was 1 share of BOPI for each 13.698 shares of the Company. As a result of this share and option exchange, the holders of the Company owned 50% of the fully diluted ownership of BOPI, and the holders of BOPI owned the remaining 50%.

The Company options, most of which had a grant price in United Kingdom Pounds of 5p, and some unpriced, were all priced at 5p pursuant to the Company’s Board resolution dated May 18, 2005. These option grant prices were then converted into U S dollars at the exchange rate on June 13, 2005, to $0.09 per share.  After the exchange ratio from the share exchange was applied, these options now have an exercise price of $1.232828 per share for each BOPI option.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(11)	Subsequent Events (Unaudited) (Continued):

Share Exchange Agreement and Plan of Merger Agreement (Continued):

The acquisition was accounted for as a reverse-acquisition, whereby Somanta Limited was deemed to have acquired BOPI.  Accordingly, the historical financial statements of Somanta Limited became the historical financial statements of BOPI after this transaction. The consolidated statements of operations for the period ended October 31, 2005 include the operating results of Somanta Limited up to August 22, 2005, the closing date of the acquisition, and then include the operating results of BOPI from August 22, 2005 to October 31, 2005. In accounting for this transaction, since Somanta Limited is deemed to be the purchaser and surviving company, its net assets have been included in the consolidated balance sheets at their historical book values, and the results of operations of Somanta Limited have been presented for the comparative prior years ended April 30, 2005 and 2004.

On August 24, 2005, the name of BOPI was changed to Somanta Incorporated (“SI”).

On September 7, 2005, SI entered into a letter of intent to effect a merger with Hibshman Optical Corp (“Hibshman”), a New Jersey corporation, and a public reporting company that does not currently trade.  Hibshman was formed in 1991 under the name PRS Sub I, Inc. as a subsidiary of People Ridesharing Systems, Inc. (“PRS”), a public corporation that had filed for Bankruptcy in 1989. In March 1992 the name of PRS Sub I was changed to Service Lube, Inc., in anticipation of becoming an operating business. In April 1992 the name was changed to Fianza Commercial Corp. Again in April 1992 the name was changed to Hibshman. Hibshman has never had an operating business, its stock has never traded publicly, and its shareholders have never received stock certificates.

On September 27, 2005, Hibshman, pursuant to an action taken by the written consent of its board and shareholders, adopted an Agreement and Plan of Merger to effect the reincorporation of Hibshman into Delaware prior to the merger with SI.  Hibshman has formed a new Delaware corporation which is currently a wholly owned subsidiary of Hibshman (“Delaware NewCo”).  At the closing of the reincorporation, Hibshman will merge into Delaware NewCo and each outstanding Hibshman share will be exchanged for .01305340 of Delaware NewCo shares with each registered holder of a fractional share being issued 50 Delaware NewCo shares in lieu of such fractional share.  Delaware NewCo will be the surviving entity and the successor issuer under the Exchange Act and will have outstanding approximately 570,518 shares.  Delaware NewCo will be named “Somanta Pharmaceuticals, Inc.”

In January 2006, pursuant to an Agreement and Plan of Merger by and among Delaware NewCo, SI, and Somanta Merger Sub (“Merger Sub”), a wholly-owned subsidiary of Delaware NewCo, SI merged with Merger Sub and become a wholly-owned subsidiary of Delaware NewCo.  In connection with this merger transaction, Delaware NewCo issued to the holders of SI capital stock an aggregate of 13,697,834 shares of NewCo common stock and assumed the SI 2005 Equity Incentive Plan and all options outstanding thereunder which options became options to purchase 3,831,864 shares of Delaware NewCo common stock.  As the result, (i) the shareholders and optionholders of SI owned approximately 97% of the total outstanding common stock of Delaware NewCo on a fully diluted basis, (ii) Delaware NewCo has assumed the SI 2005 Equity Incentive Plan and reserved 8,000,000 common shares for issuance under the Plan, and (iii) Delaware NewCo has changed its name to Somanta Pharmaceuticals, Inc.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(11)	Subsequent Events (Unaudited) (Continued):

To summarize, Hibshman has merged into Delaware NewCo, which changed its name to Somanta Pharmaceuticals, Inc.  Somanta Pharmaceuticals created a subsidiary known as Merger Sub.  Merger Sub merged into Somanta Incorporated and Somanta Incorporated became the wholly-owned subsidiary of Somanta Pharmaceuticals, Inc.

Leases

On October 1, 2005, the Company entered into an operating lease agreement for office space in San Diego, CA of approximately 250 sq. ft. for its US operations.  The monthly lease amount is $2,500.  The lease expires September 30, 2006.

Stock Options

Subsequent to October 31, 2005, the management of Company approved grants of 1,366,500 options to directors and officers.

Employment and Consulting Agreements

In January 2006, the Company entered into employment agreements with the Company’s President and Chief Executive Officer, and with the Company’s Executive Chairman, for a one year term. Under these agreements, the President and Executive Chairman are to be paid annual base salaries of $275,000 and $248,000, respectively. Both officers are eligible to receive annual bonuses and additional stock option grants at the discretion of the Company’s board of directors.

In January 2006, the Company entered into employment agreement with the Company’s Chief Financial Officer.  Under the agreement, the Chief Financial Officer is to be paid an annual base salary of $215,000 and also entitled to receive an annual bonus and additional stock option grants at the discretion of the Company’s board of directors.

One of the Company’s former directors and a current consultant resigned in August 2005, in connection with the closing of the share exchange agreement with Bridge Oncology. Concurrently he entered into a consulting arrangement with the Company under which he is paid $5,000 per month.

The Company’s former Chief Financial Officer resigned in August 2005, in connection with the closing of the share exchange agreement with Bridge Oncology.  In January 2006, he entered into a consulting arrangement with the Company under which he is paid $5,000 per month retroactive to June 2005.

In January 2006, the Company entered into two consulting agreements; one for the management of the Company’s pre-clinical and manufacturing activities and the other for the management of the Company’s clinical activities.  Under the terms of the contracts, which extend through December 31, 2006, the consultants are paid at an annual rate of approximately $156,000 and $278,000, respectively, and are eligible for performance bonuses.

Somanta Incorporated
(Formerly Bridge Oncology Products, Inc. and
Somanta Limited)
A Development Stage Company
Notes to Consolidated Financial Statements

(11)	Subsequent Events (Unaudited) (Continued):

Private Placement

On January 31, 2006, Somanta Pharmaceuticals, Inc. (“Somanta Pharmaceuticals”) completed a private placement of 592.6318  shares of its Series A Convertible Preferred Stock, resulting in gross proceeds to Somanta Pharmaceuticals of $5,926,318.  Net proceeds from the transaction, after issuance costs and placement fees, were $3,671,209.  In connection with this transaction, Somanta Pharmaceuticals also issued warrants to purchase an aggregate of 4,938,597 shares of common stock of Somanta Pharmaceuticals to the purchasers of the Series A Convertible Preferred Stock at an exercise price of $.75  per share, exercisable for a period of six years after the date of the warrant.  In connection with this transaction, Somanta Pharmaceuticals also entered into a registration rights agreement which obligates the Somanta Pharmaceuticals to file a registration statement with the

Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and the shares of common stock issuable upon exercise of the warrants (as well as certain other securities of Somanta Pharmaceuticals) within thirty (30) days after the closing of the private placement.  If the registration statement is not filed within such thirty day period or if the registration statement is not effective within ninety (90) days after the date it is filed, Somanta Pharmaceuticals will be required to pay a cash penalty to the holders of the Series A Convertible Preferred Stock equal to 1% of such holders’ investment amount for each thirty day period in which the registration statement is not filed or effective, as the case may be. In addition, Somanta Pharmaceuticals, Inc. issued warrants to purchase 987,720 common shares at $.60 per share to SCO Securities LLC, its placement agent, and paid a placement fee of $624,105.